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                                                                   EXHIBIT 10.25

                              STOCKHOLDER'S AGREEMENT

STOCKHOLDER'S AGREEMENT, dated as of September 14, 1998, by and among BIOCRYST PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and JOHNSON & JOHNSON DEVELOPMENT CORPORATION, a New Jersey corporation ("JJDC", together with its Affiliates sometimes referred to herein as the "Stockholder"), and a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation ("J&J").

                                  R E C I T A L S:

         A. The Company has concurrently issued and sold to JJDC, for aggregate consideration of Six Million Dollars ($6,000,000), shares of the Company's common stock (the "Shares"), $0.01 par value per share (the "Common Stock").

         B. JJDC and the Company desire to set forth herein certain provisions relating to the ownership and transfer of shares of Common Stock by JJDC.

                                 A G R E E M E N T:
The parties agree as follows:

                                      ARTICLE I
                             DEFINITIONS; AUTHORIZATIONS

1.01 DEFINED TERMS. AS USED HEREIN, THE TERMS BELOW SHALL HAVE THE FOLLOWING MEANINGS.

"AFFILIATE" shall have the meaning set forth in Section 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

"COMPANY SECURITIES" shall mean the Common Stock and any additional shares of Common Stock issued or issuable to JJDC upon the conversion, exchange or exercise of any other security or right.

"FULLY DILUTED COMMON STOCK" shall mean all of the Common Stock of the Company, assuming conversion, exercise or exchange of all outstanding convertible, exchangeable or exercisable securities, options, warrants and similar instruments for or into Common Stock.

"LICENSE AGREEMENT" shall mean the license agreement dated as of the date hereof by and between ORTHO-MCNEIL PHARMACEUTICALS, INC., a Delaware corporation and its R.W. JOHNSON PHARMACEUTICAL RESEARCH INSTITUTE division ("Ortho"), also a wholly owned subsidiary of J&J, and the Company, in connection with the licensing of Company's influenza neuraminidase technology (as defined in the License Agreement).

"PERMITTED TRANSFEREE" shall mean (i) any Affiliate of JJDC, as applicable, or
(ii) any other Person who acquires Company Securities from JJDC in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), other than under Rule 144 thereunder or a similar rule or regulation providing for the sale of securities to the public.

"PERSON" shall mean an individual, partnership, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof, or any other entity.

"PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement dated as of September 14, 1998 by and between the Company and JJDC.

"RESTRICTED SECURITIES" shall mean Company Securities issued pursuant to the Purchase Agreement, including Common Stock and any securities convertible, exercisable or exchangeable for or into Common Stock.


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1.02 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.    The Company Hereby
represents and warrants to JJDC as follows, as of the date hereof:


    a) ORGANIZATION. The Company is a corporation duly organized, validly existing and is in good standing under the laws of Delaware, and has all the requisite corporate power and authority do own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transaction contemplated hereby.

    b) AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate actions; and this agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the company, enforceable against it in accordance with its respective terms.

    c) NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement, and compliance with the provisions hereof by the Company, will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under the charter or organizational documents of either or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Company. As used herein, "Encumbrance" shall mean any liens, charges, Encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

    d) APPROVALS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or private) is required in connection with the execution, delivery or performance of this Agreement by the Company.

1.03 REPRESENTATIONS AND WARRANTIES OF JJDC. JJDC hereby represents and warrants to the Company as follows:

     a) ORGANIZATION. JJDC is a company duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

     b) AUTHORITY. JJDC has full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, which have been duly authorized and by all requisite corporate action. This agreement is the valid and binding obligation of JJDC, enforceable against it in accordance with its terms.

     c) NO CONFLICTS. The execution, delivery and performance by JJDC of this Agreement and compliance with the provisions hereof by JJDC will not (a) violate any provision of applicable law, statute, rule or regulation applicable to JJDC or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to JJDC or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with


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          notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance (as defined below) upon any of the properties or assets of JJDC under, the charter or organizational documents of either or any material contract to which JJDC is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on JJDC. As used herein, "Encumbrance" shall mean any liens, charges, Encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

     d) APPROVALS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or private) (collectively, "Approval") is required in connection with the execution, delivery or performance of this Agreement by JJDC.


                                   ARTICLE II
                        TRANSFERS OF RESTRICTED SECURITIES

2.01 GENERAL. JJDC shall not, directly or indirectly, sell, assign, pledge, encumber, hypothecate or otherwise transfer (in each case, a "Transfer") any Company Securities except in accordance with this Agreement. The Company shall not, and shall not permit any transfer agent or registrar for the Company Securities to, transfer upon the books of the Company any Company Securities from JJDC to any transferee (as hereinafter defined), in any manner, except in accordance with this agreement, and any purported transfer not in compliance with this Agreement shall be void.

2.02 NO VIOLATIONS OR BREACH. Notwithstanding any other provision of this Agreement, JJDC shall not, directly or indirectly, Transfer any Restricted Securities at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Restricted Securities under any such laws or a breach of any undertaking or agreement of JJDC entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

                                 ARTICLE III
                             RIGHT OF FIRST OFFER

3.01 TRANSFERS BY JJDC.

     a) NOTICE OF INTENTION. If at any time JJDC shall desire to Transfer any Restricted Securities owned by it in any transaction or series of related transactions, then JJDC shall deliver prior written notice of its desire to Transfer (a "Notice of Intention") to the Company setting forth JJDC's desire to make such Transfer, the number and class of Company Securities proposed to be transferred (the "Offered Shares") and the proposed form of transaction (the "Transaction Proposal"), together with the price (which may at J&J's discretion be a formula based upon market price at date of agreement or purchase, or other variable formula) at which JJDC proposes to Transfer the Offered Shares (the "Offer Price"); provided that this Article III shall not apply to any proposed Transfer of Restricted Securities: (i) in a single transaction or series of related transactions of less than 50,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) or (ii) pursuant to a sale effected through a public trading market, including NASDAQ National Market, where JJDC has no prior arrangement or understanding regarding the Transfer with the ultimate purchaser of Restricted Securities or to a broker or dealer.

     b) NOTICE OF EXERCISE. Upon receipt of the Notice of Intention, the Company shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to JJDC (the "Notice of Exercise") within three (3) business days from the date of receipt of the Notice of Intention. If no such Notice of Exercise has been delivered by the Company within such three (3)

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          business-day period, or such Notice of Exercise does not relate to all the Offered Shares covered by the Notice of Intention, then JJDC shall be entitled to Transfer the Offered Shares to the intended Transferee, on terms not materially less favorable to JJDC than those described in the Notice of Intention, for a period of sixty (60) days.

     c) OBLIGATION TO SELL. In the event that the Company exercises its right to purchase Offered Shares in accordance with Section 3.01(b), then JJDC must sell the Offered Shares to the Company in the amounts set forth in the Notice of Intention, after not less than five (5) business and not more than fifteen (15) business days from the date of the delivery of the Notice of Exercise.

     d) TERMINATION. The rights and obligations of JJDC and the Company pursuant to the Right of First Offer provided herein shall terminate with respect to each such party on the earlier of (i) the tenth anniversary of the date hereof and (ii) the first date that JJDC and its Permitted Transferrees, beneficially own, in the aggregate, Company Securities representing less than One Percent (1%) of the Fully Diluted Common Stock.

                                    ARTICLE IV
                                    STANDSTILL

4.01 STANDSTILL BY JJDC. Subject to the terms of this Section 4.01, JJDC agrees that, upon execution of this Agreement until the earlier of (i) ten (10) years from the date hereof, or (ii) one (1) year following the effective date of termination of the License Agreement by Ortho, it will not, nor will it permit any of its Affiliates (including Ortho and J&J) to, without the prior written consent of the Company:

      a) (i) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, other than by the Purchase Agreement, any securities of the Company or rights or options to acquire any securities from any holder of such securities if after such acquisition (and giving effect to the exercise of any such rights or options) JJDC and its Affiliates, including Ortho and J&J, would own capital stock of Company having ten percent (10%) or more of the voting power of the outstanding capital stock of Company; PROVIDED, HOWEVER, that neither (1) the purchase of the Shares pursuant to the Purchase Agreement nor (2) subsequent reductions in the number of shares of outstanding capital stock of Company (or rights or options therefor) shall be deemed to have caused a violation of this Section 4.01(a)(i);

           (ii) to the extent JJDC and/or its Affiliates (including Ortho and J&J) own(s), beneficially or of record, securities of Company constituting ten percent (10%) or more of the voting power of the outstanding capital stock of Company and such securities include securities of Company other than those purchased pursuant to the Purchase Agreement, JJDC and/or its Affiliates (including Ortho and J&J) shall be deemed to own "PROHIBITED SECURITIES." JJDC agrees that neither it nor any of its Affiliates (including Ortho and J&J) shall (and neither it nor any of its Affiliates (including Ortho and J&J) shall be entitled to) vote any Prohibited Securities with respect to any matter subject to the vote or written consent of Company's stockholders (PROVIDED, HOWEVER, that the foregoing shall not be deemed to limit Company's remedies in the event that the Prohibited Securities were acquired in violation of this Section 4.01;

           (iii) JJDC hereby covenants and agrees that during the term provided for in Section 3.01, it will provide written notice to Company of any purchase, other acquisition on the open market or in private transactions, by JJDC or any of its Affiliates (including Ortho and J&J) of any securities of Company (or if JJDC or such Affiliates shall direct any third party to take any such actions on behalf of JJDC or such Affiliates). Such notice shall be transmitted to Company by facsimile (with telephonic notice) within three (3) business days after any such transaction on the open


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market or within ten (10) business days after any such private transaction and shall specify the person or entity effecting the transaction, the date of such transaction, the number of securities and the price per security with respect to such transaction;

     b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) to vote, or seek to advise or influence any person with respect to the voting of, any securities of Company, or become a "participant" in any "election contest" (as such terms are used or defined in Regulation 14A of the Exchange Act) relating to the election of directors of Company;

     c) deposit any securities of Company in a voting trust or subject them to a voting agreement or other agreement of similar effect (other than a revocable proxy);

     d) initiate, propose or otherwise solicit any stockholder for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal;

     e) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

     f) otherwise act or seek to control or influence the management, Board of Directors or policies of the Company;

     g) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any person for the purpose of acquiring, holding, voting or disposing of any securities of Company;

     h) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any of the provisions contained in this Section 4.01;

     i) take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not take individually under the terms of this Section 4.01; or

     j) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (i) above.

Notwithstanding the foregoing, if a third party makes a tender offer or exchange offer for 40% or more of Company's outstanding voting securities, or the Company publicly announces a transaction pursuant to which a third party not a stockholder of Company on the date hereof is or will acquire, whether through merger, tender offer or exchange offer, 40% or more of Company's voting securities or all or substantially all of Company's assets, then the restrictions set forth in this Section 4.01 shall lapse until such time, if any, as such transaction or transactions are withdrawn or abandoned, at which time such restrictions shall be reinstated. Any reinstatement of such restrictions shall not affect JJDC's ability to continue to pursue any transaction it announced prior to such reinstatement; PROVIDED, that such announcement did not violate this Section 4.01, and PROVIDED FURTHER that such transaction is completed within six (6) months from the date of announcement.


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                                      ARTICLE V
                                    MISCELLANEOUS

5.01 TERM. Except as otherwise provided herein, this Agreement shall terminate upon the sale of all Company Securities now owned by JJDC (or its respective Permitted Transferees) in compliance with the provisions hereof to parties not bound hereby, as provided herein.

5.02 INJUNCTIVE RELIEF. The parties hereto hereby agree and acknowledge that it will be impossible to measure in money the damages that would be suffered if any party should breach any obligation, covenant or representation herein imposed or made, and that, in the event of such breach, a non-breaching party will be irreparably damaged and will not have an adequate remedy at law. Any such non-breaching party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the other parties hereto shall raise the defense that there is an adequate remedy at law.

5.03 NOTICES. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by telex or facsimile transmission, by mailing the same in a sealed envelope, certified first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:


                              (i) if to the Company to:

                              Biocryst Pharmaceuticals, Inc.
                              2190 Parkway Lake Drive
                              Birmingham, AL  35244
                              Telecopier: (205) 444-4640
                              Attention: Charles E. Bugg, Ph.D.

                              with a copy to:

                              Brobeck, Phleger & Harrison LLP
                              1633 Broadway, 47th Floor
                              New York, New York  10019
                              Telecopier: (212) 586-7878
                              Attention:  Richard R. Plumridge, Esq.

                              (ii) if to JJDC:

                              Johnson & Johnson Development Corporation
                              One Johnson & Johnson Plaza
                              New Brunswick, New Jersey  08933
                              Telecopier: (908) 247-5309
                              Attention:  President

                              with a copy to:

                              Johnson & Johnson
                              One Johnson & Johnson Plaza
                              New Brunswick, New Jersey  08933
                              Telecopier: (908) 524-2788
                              Attention:  Office of General Counsel


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JJDC and Company, by written notice given to the other in accordance with this
Section 5.03 may change the address to which notices, other communications or documents are to be sent to JJDC or Company. All notices, other communications or documents shall be deemed to have been duly given when received.

5.04 ASSIGNMENT. This Agreement may not be assigned by JJDC or Company hereto without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and successors and assigns of each of the parties. If JJDC shall acquire any Restricted Securities in any manner, whether by operation of law or otherwise, such Restricted Securities shall be held subject to all of the terms of the Agreement.


5.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principals of conflicts of laws.


5.06 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.


5.07 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


5.08 AMENDMENTS AND WAIVER. No provision of this Agreement may be amended, nor performance of any covenant or agreement waived, except by a written instrument executed by each of the Company and JJDC. Neither a failure nor a delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver of, or a consent to the modification of, the terms hereof unless given by that party in writing. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

5.09 INSPECTION. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any stockholder of the Company at the principal offices of the Company.

5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same Agreement.

5.11 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supercede all prior agreements and understandings among the parties with respect thereto.


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       IN WITNESS WHEREOF, each of the undersigned has duly executed this
Stockholder's Agreement as of the date first written above.


BIOCRYST PHARMACEUTICALS, INC.


By:  /s/ Charles E. Bugg
     ---------------------------
     Name:  Charles E. Bugg
     Title: Chairman/CEO


JOHNSON & JOHNSON DEVELOPMENT CORPORATION


By:  /s/ Blair M. Flicker
     ---------------------------
     Name:  Blair M. Flicker
     Title: Vice President



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